UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.     )

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Stemcells, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STEMCELLS, INC.
3155 Porter Drive
Palo Alto, CA 94304
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 10, 2005
To the Stockholders of STEMCELLS, INC.
      Notice is hereby given that the Annual Meeting of Stockholders of StemCells, Inc. (“StemCells” or the “company”) will be held on May 10, 2005 at 2 P.M. at 3155 Porter Drive, Palo Alto, CA 94304 for the following purposes:

1. To elect Class II directors to serve until the 2008 Annual Meeting of Stockholders;

2. To consider and vote upon a proposal to ratify the selection of Grant Thornton LLP as independent public accountants for the company for the fiscal year ending December 31, 2005; and

3. To transact any and all other business that may properly come before the meeting.
      The Board of Directors has fixed the close of business on March 31, 2005 as the record date for determining those Stockholders who are entitled to notice of and to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting.
      Representation of at least a majority of all outstanding shares of Common Stock of StemCells is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted.
      Please read the proxy material carefully. Your vote is important and the company appreciates your cooperation in considering and acting on the matters presented.

By Order of the Board of Directors,

Iris Brest
Secretary
April 5, 2005
Palo Alto, California

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING OF STOCKHOLDERS OF STEMCELLS, INC.
QUORUM, REQUIRED VOTES, AND METHOD OF TABULATION
SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES
EXECUTIVE OFFICERS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE COMPENSATION
EMPLOYMENT AND SEVERANCE AGREEMENTS
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
PROPOSAL NUMBER 1 ELECTION OF DIRECTORS
NOMINEES FOR ELECTION AS CLASS II DIRECTORS -- TERMS EXPIRE 2005
INCUMBENT CLASS III DIRECTORS -- TERM EXPIRES 2006
PROPOSAL NUMBER 2 Ratification of Selection of Independent Public Accountants
OTHER INFORMATION

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
OF
STEMCELLS, INC.
      The enclosed form of proxy is solicited on behalf of the Board of Directors of StemCells, Inc. (the “company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 10, 2005 at 2 P.M. at the company’s headquarters at 3155 Porter Drive, Palo Alto, California 94304. The cost of solicitation of proxies will be borne by the company. Directors, officers and employees of the company may solicit proxies by telephone, facsimile or in person for no additional compensation. The company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares.
      Only stockholders of record at the close of business on March 31, 2005 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. There were 62,498,244 shares of our Common Stock, $.01 par value (the “Common Stock”), outstanding on March 22, 2005, each of which is entitled to one vote for each share on the matters to be voted upon.
      Shares of our Common Stock represented by proxies in the form enclosed that are properly executed and returned to us and not revoked will be voted as specified therein by the stockholder. In the absence of contrary instructions, or in instances where no specification is made, the shares will be voted FOR the election as directors of the nominees as described herein under “Proposal Number 1 — Election of Directors,” FOR ratification of the selection of accountants as described herein under “Proposal Number 2 — Ratification of Selection of Independent Public Accountants,” and in the discretion of the named proxies, as to any other matter that may properly come before the Annual Meeting. Any stockholder signing and delivering a proxy may revoke it at any time before it is voted by delivering to the Secretary of the company a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. Any record stockholder attending the Annual Meeting in person may revoke his or her proxy and vote his or her shares at the Annual Meeting.
      A copy of the company’s Annual Report to Stockholders for the fiscal year ended December 31, 2004 will be mailed, along with this Proxy Statement, on or about April 5, 2005 to all stockholders entitled to vote at the Annual Meeting.
QUORUM, REQUIRED VOTES, AND METHOD OF TABULATION
      Consistent with Delaware law and under the company’s Amended and Restated By-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. The company will appoint election inspectors for the meeting to count votes cast by proxy or in person at the Annual Meeting.
      Election of directors by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election that are present in person or represented by proxy. The approval of the proposal to ratify the selection of accountants requires a majority of the votes properly cast to be affirmative. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes have any effect on the outcome of voting on the election of directors or the selection of accountants.
      Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote such matters in their discretion. Any stockholder has the right to revoke his or her proxy at any time before it is voted.
SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
      The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 2, 2005 by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table and (iv) all executive officers and directors of the company as a group. Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable, and that there are no other affiliations among the stockholders listed in the table.

	Shares		Percentage of
	Beneficially		Class Beneficially
Name and Address of Beneficial Owner*	Owned**		Owned***

Ricardo Levy	72,165	(1)	***
Roger M. Perlmutter	83,503	(2)	***
John J. Schwartz	245,958	(3)	***
Irving Weissman	1,728,933	(4)	2.7%
Eric H. Bjerkholt	6,666	(5)	***
Ann Tsukamoto	235,271	(6)	***
Martin McGlynn	683,656	(7)	1.1%
Judi Lum	276	(8)	***
All directors and executive officers as a group (8 persons)	3,056,428		4.8%

*	The address of all persons listed in the table is c/o StemCells, Inc., 3155 Porter Drive, Palo Alto, California 94304.

**	All numbers are based on information obtained by questionnaire or filings on Forms 13D or 13G received by the company.

***	Less than 1%

(1)	Includes 72,165 shares issuable upon exercise of stock options exercisable within 60 days.

(2)	Includes 83,503 shares issuable upon exercise of stock options exercisable within 60 days.

(3)	Includes 245,958 shares issuable upon exercise of stock options exercisable within 60 days.

(4)	Includes 72,252 shares issuable upon exercise of warrant and 560,292 shares issuable upon exercise of stock options exercisable within 60 days. Includes 14,511 shares held in trust for Dr. Weissman’s children as to which he disclaims beneficial ownership.

(5)	Includes 6,666 shares issuable upon exercise of stock options exercisable within 60 days.

(6)	Includes 187,000 shares issuable upon exercise of stock options exercisable within 60 days. Includes 21,437 shares included in Dr. Tsukamoto’s 401(k) plan. Includes a total of 26,834 shares held in trusts for the benefit of Dr. Tsukamoto and her family members, including 4,000 shares owned by Dr. Tsukamoto’s parents as to which she disclaims beneficial ownership.

(7)	Includes 667,707 shares issuable upon exercise of stock options exercisable within 60 days. None of the option shares granted Mr. McGlynn in 2004 have vested. Includes 15,949 shares included in Mr. McGlynn’s 401(k) plan.

(8)	Includes 276 shares included in Ms. Lum’s 401(k) plan. None of the option shares granted Ms. Lum in 2004 have vested.

INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES
      During 2004, the Board of Directors was composed of Mr. McGlynn and Drs. Levy, Perlmutter, Schwartz and Weissman for the entire year. Eric Bjerkholt became a member of the Board as of March 1, 2004. The independent members of the Board, as defined by NASDAQ rules, are Mr. Bjerkholt and Drs. Levy, Perlmutter and Schwartz. During 2004, the Board had three standing committees — the Compensation and Stock Option Committee (the “Compensation Committee”), the Corporate Governance and Nominating Committee (the “Corporate Governance Committee”) and the Audit Committee — as well as the Single Member Committee established under the company’s 2001 and 2004 Equity Incentive Plans. All members of the Compensation Committee, the Audit Committee, and the Corporate Governance Committee are, and are required by the charters of the respective committees to be, independent as defined by NASDAQ rules.
      The Corporate Governance Committee operates pursuant to a written charter, a copy of which is available through the company’s website at www.stemcellsinc.com. It is composed of Drs. Levy, Perlmutter and Schwartz, and held one meeting in 2004. The Corporate Governance Committee considers the experience, ability and character of potential nominees to serve as directors, as well as particular skills or knowledge that may be desirable in light of the company’s position at any time. At least one member of the Board must be a “financial expert” (as defined in Securities and Exchange Commission (“SEC”) and NASDAQ rules). The Corporate Governance Committee may identify potential candidates through any reliable means available, including without limitation identification by a search firm and recommendations of past or current members of the Board from their knowledge of the industry and of the company.
      The Compensation Committee, which was composed of Drs. Schwartz and Levy through March 28, 2004 and of Dr. Schwartz and Mr. Bjerkholt for the remainder of 2004, held four meetings in 2004 and made other decisions regarding executive and other compensation by unanimous written consent. The Compensation Committee makes recommendations to the Board and the company’s management concerning salaries in general, determines executive compensation and, except as such decisions have been delegated to the Single Member Committee, approves incentive compensation for company employees and consultants.
      Until March 28, 2004, the Audit Committee was composed of Drs. Schwartz, Perlmutter and Levy. Since March 29, 2004, the Audit Committee has been composed of Mr. Bjerkholt and Drs. Schwartz and Levy. The Audit Committee held eight meetings during 2004. The Board of Directors has adopted a written charter for the Audit Committee, which was revised and restated at its meeting of March 11, 2004. The new charter of the Audit Committee is available through the company’s website at www.stemcellsinc.com. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by the company to any governmental body or the public, the company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and the company’s auditing, accounting and financial processes generally. The Audit Committee annually, and at such other times as it finds it necessary, recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of the company and meets with such personnel of the company to review the scope and the results of the annual audit, the amount of audit fees, the company’s internal accounting controls, the company’s financial statements contained in the company’s Annual Report to Stockholders and other related matters. Each of the members of the Audit Committee is independent, and the Board has determined that Mr. Bjerkholt is an “audit committee financial expert,” as defined in SEC and NASDAQ rules.
      Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Secretary of the company at StemCells, Inc., 3155 Porter Drive, Palo Alto, California 94304. Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular director(s).
      The Secretary of the company will review all such correspondence and forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that she otherwise determines requires their attention. The Secretary maintains a log of all correspondence received by the company that is addressed to members of the Board of Directors, and any Director may at any time review and request copies of any such correspondence.
      Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee and handled in accordance with established procedures, which are set out in the Audit Committee’s Policy on Receipt, Retention and Treatment of Complaints Regarding Accounting, Internal Controls and Auditing Matters. A copy of the Policy is available on the company’s website, www.stemcellsinc.com.
      The company does not have a policy on director attendance at Annual Meetings of shareholders. At the 2004 Annual Meeting, Chairman of the Board John Schwartz and director Martin McGlynn were present.
      Prior to 2001, non-employee directors received an annual retainer of $18,000 payable quarterly, in addition to $1,500 for each Board meeting attended ($500 for each meeting attended by telephone) and $500 for each Committee meeting attended if not contemporaneous with a Board meeting. In addition, upon election, each such director also received an option to purchase 20,000 shares of our Common Stock exercisable at the fair market value of the Common Stock at the time of grant, such shares vesting in equal portions over three years on each anniversary of the grant date. In order to conserve cash and demonstrate their continuing confidence in the company’s future, the directors unanimously adopted a resolution revising their compensation arrangements as of January 1, 2000, to provide that in lieu of cash, retainers and meeting fees would be paid in the form of immediately-vesting options to purchase shares of the our Common Stock at below market prices ($0.25 per share). The number of shares to be distributed to the directors was calculated using the closing price of our Common Stock on the last business day of the quarter, less the option price of $0.25 per share. The Chairman of the Board received a retainer of $35,000 annually (in below-market options calculated as described above), in addition to meeting payments and at-market options on the same basis as other directors. On March 11, 2004, the Compensation Committee recommended to the Board, and the Board unanimously decided, that no further below-market options be granted to Directors or to employees, and all stipends and attendance fees have been paid in cash throughout 2004. As of April 1, 2001, the Board compensation policy provided for an option on the third anniversary of the original appointment of each re-elected director, such member received an option for 15,000 shares of our Common Stock, exercisable at the fair market value at the time of grant, vesting annually over three years. These provisions were changed effective September 20, 2004. Under the current compensation policy, non-employee directors receive quarterly retainers of $4,500 ($8,750 for the Chairman); the chairs of the standing committees receive quarterly stipends of $1,000 (Audit Committee) or $500 (Compensation and Corporate Governance Committees). Non-employee directors also receive $1,500 for each Board meeting, and $1,000 for each Standing Committee meeting, attended in person or by videoconference ($500 for each meeting attended by telephone). The initial option of 20,000 shares at market value continues in effect, but non-employee directors also receive an option for 10,000 shares on each anniversary of their appointments, vesting one year after issuance. Directors are reimbursed for their expenses in attending meetings of the Board of Directors and meetings of committees of the Board of Directors.
      The Board of Directors of StemCells held four regular and two special meetings during the fiscal year ended December 31, 2004; a meeting of the outside directors without the Chief Executive Officer present was held at each of the regular meetings of the Board except the first, when pressure of time prevented it. Each of the Directors attended more than 75% of the meetings of the Board of Directors and of the committees on which they served.
EXECUTIVE OFFICERS
      The current executive officers of the company who are not also directors of the company are:

Name	Age	Position

Ann Tsukamoto, Ph.D.	52	Vice President, Research and Development
Judi Lum	45	Chief Financial Officer and Vice President, Finance

      Ann Tsukamoto, Ph.D., joined the company in November 1997 as Senior Director, Scientific Operations, and was appointed Vice President, Scientific Operations in June 1998 and Vice President, Research and Development in February 2002. From 1989 until she joined StemCells, Dr. Tsukamoto was employed at SyStemix, Inc., where she served in various research capacities before transitioning to the position of Director of Clinical Science. At SyStemix, Inc., Dr. Tsukamoto assisted in the launch of its clinical research program for the hematopoietic stem cell. She received her Ph.D. degree from the University of California, Los Angeles and did postdoctoral research with Dr. Harold Varmus at the University of California, San Francisco. Dr. Tsukamoto is an inventor on six issued U.S. Patents related to the human hematopoietic stem cell.
      Judi Lum joined the company in November 2004 as Chief Financial Officer. From 1998 until she joined StemCells, Ms. Lum was principal of E2 Consulting, advising startup companies and non-profit organizations on strategic, financial and operational issues, as well as providing interim CFO services to clients. From 1996 to 1998, she served as Vice President of Finance and Administration and Chief Financial Officer of Inhale Therapeutic Systems (currently Nektar Therapeutics), where she was responsible for the finance and accounting department (including planning, tax, treasury and SEC reporting) as well as the human resources and IT departments, completing equity financings of $75 million and debt financings of $15 million. Prior to 1996, Ms. Lum served as Vice President of Finance and Administration and Chief Financial Officer of Soane Technologies, Director of Corporate Development at GenPharm International, Director of Finance at Raychem Corporation, and in finance and operations management capacities at Advanced Cardiovascular Systems. Ms. Lum received both her Bachelor’s Degree in Economics and her Master’s Degree in Business Administration from Stanford University.
      Martin McGlynn, President and CEO of the company, is its other executive officer; Mr. McGlynn is a member of the Board of Directors.
      All executive officers of the company are elected annually and serve at the discretion of the Board of Directors.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      During 2004, none of our executive officers served on the board of directors of any entities that had one or more executive officers serve on our Compensation and Stock Option Committee. No current or past executive officers or employees of the Company serve on our Compensation and Stock Option Committee. The following directors served on the Compensation and Stock Option Committee in 2004: Drs. Schwartz and Levy.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Dr. Weissman, a member of the Board of Directors, was retained in September 1997 to serve as a consultant to us. Pursuant to his Consulting Agreement, Dr. Weissman has agreed to provide consulting services to us and to serve on our Scientific Advisory Board. We agreed to pay Dr. Weissman $50,000 per year for his services and granted him an option to purchase 500,000 shares of Common Stock for $5.25 per share, of which 31,250 shares vested at the date of grant. Originally, the remainder of the option would have vested upon the occurrence of certain milestones related to our stem cell research program and in the event of certain changes of control. We agreed to amend the option on October 27, 2000 so that the shares would become exercisable over eight years from the original grant date or in the event of certain changes of control. The option is currently exercisable for 400,000 shares. We recorded a compensation expense of $823,759 during the fourth quarter of 2000 as a result of this change in the vested portion of the option. For the year 2001 we recorded a compensation expense of $346,240. For the year 2002, the effect of a lower stock price used in valuing the options under the Black-Scholes method resulted in a credit to compensation expense of $209,553. For the year 2003 we recorded a compensation expense of $82,139. For the year 2004 we have recorded a compensation expense of $152,481. The deferred compensation expense associated with the unvested portion of the grant was recorded as $39,377. We plan to revalue the options using the Black-Scholes method on a quarterly basis and recognize additional compensation expense accordingly. We also agreed to nominate

Dr. Weissman for a position on the Board of Directors, and he agreed to serve if elected. Since October 1, 2000, he has been compensated for this service in the same manner and amount as other non-employee members of the Board. The Consulting Agreement contains confidentiality, noncompetition, and assignment of invention provisions and is for a term of fifteen years, subject to earlier termination by either party. As of October 1, 2002, Dr. Weissman agreed that we could pay the $50,000 annual consulting fee (which is payable quarterly) either in cash or in below-market options to purchase shares of our common stock, at our choice. From October 1, 2002 through January 1, 2004, we made the consulting payments in options exercisable at $0.10 per share, the number of shares being determined by dividing $12,500.00 by the difference between ten cents and the average of the closing price of our common stock on each of the twenty trading days preceding the date on which payment is due. On March 11, 2004, the Board of Directors determined that no below-market option grants should thereafter be made to directors or employees, and Dr. Weissman’s consulting fee has since then been and will continue to be paid in cash.
      In April 2000, we sold 750 shares of our 6% cumulative convertible preferred stock plus a warrant to purchase 37,500 shares of our Common Stock to each of Dr. Weissman and Mr. Mark Levin, also a member of the Board at the time, for $750,000, for a total of $1,500,000, on terms more favorable to us than we were able to obtain from outside investors. The shares were convertible at the option of the holders into common stock at the initial conversion price of $3.77 per share (based on the face value of the preferred shares). The conversion price, the number of shares purchasable under the warrant, and the exercise price of the warrant were subject to adjustment upon the occurrence of certain equity transactions. We valued the beneficial conversion feature reflecting the April 13, 2000 commitment date and the most beneficial per share discount available to the preferred shareholders at $481,000; we treated that amount as a deemed dividend as of the commitment date. The conversion price and exercise price were reduced, and the number of warrant shares increased, a number of times as a result of equity transactions, as provided in the terms of the preferred shares. On June 7, 2002, Mr. Levin converted his 750 shares of 6% cumulative convertible preferred stock plus accumulated dividends, at an effective conversion price of $1.94 per share for 439,442 shares of common stock. On October 4, 2002, the remaining 750 shares together with accumulated dividends, which were held by Dr. Weissman, converted automatically at the then-effective conversion price of $1.07 to 812,802 shares of common stock. On March 9, 2005, Mark Levin exercised his warrant, which covered 72,252 shares at that date, for a cash payment of $247,101.84 (at $3.42 per share, the then-applicable exercise price.) Dr. Weissman still holds his warrant, which currently covers 72,252 shares exercisable at $3.42 per share; it will expire on July 12, 2005.
      Dr. Weissman is a member of the Board of Directors and co-chairman of the Scientific Advisory Board of Cellerant Therapeutics, Inc., a privately-owned biotechnology company that is also a tenant in the building in which we are located. (Cellerant was formerly known as Celtrans, LLC, and Dr. Weissman was at one time its interim Chief Executive Officer and a member of its Board of Managers.) Because our premises include an animal facility with more capacity than we currently require for our own use, we entered a space-sharing agreement with Cellerant (then Celtrans) under which Cellerant or, with our approval, a subtenant of Cellerant, may use part of the animal facility. Under an amendment to the agreement, it was in abeyance for a period that ended on December 31, 2004. During 2004, under a separate agreement we supplied Cellerant with other, more limited space in the animal facility and shared access to our irradiator. As of January 1, 2005, the original space sharing agreement is in effect and the separate agreement is in effect only with respect to sharing of use and costs of the irradiator.

EXECUTIVE COMPENSATION
      The following table sets forth the compensation paid by us to our Chief Executive Officer, our Vice President, Research and Development, and our Chief Financial Officer during the fiscal years ended December 31, 2004, 2003, and 2002. No other people served as executive officers during 2004.
Summary Compensation Table

							Long Term Compensation
							Awards
		Annual Compensation
							Restricted	Securities
					Other Annual		Stock	Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)		Compensation ($)		Awards ($)	Options (#)	Compensation ($)

Martin McGlynn	2004	310,000	113,101	(1)			—	350,000	209,407	(4)
President and Chief	2003	272,250	71,500	(2)	30,000	(3)	—	300,000	205,935	(5)
Executive Officer	2002	286,000	75,000		—		—	50,000	241,629	(6)
Ann Tsukamoto, Ph.D.	2004	225,000	58,636	(1)			—	225,000	9,180	(7)
VP, Research and	2003	190,448	30,010	(2)	15,000	(3)	—	—	4,974	(7)
Development	2002	200,066	—		—		—	60,000	7,180	(7)
Judi Lum	2004	38,942	—		—		—		1,168	(9)
CFO and VP, Finance(8)

(1)	Awarded by the Board in February and March 2005 for performance goals met in 2004.

(2)	Awarded by the Board in December 2003 for services rendered in 2003, but not paid until January 2004.

(3)	Special payment awarded by the Board in December 2003 for services rendered in 2003, but not paid until January 2004.

(4)	Represents housing allowance of $201,407, and $8,000 of fair market value of the company matching contributions of Common Stock to Mr. McGlynn’s account in our 401(k) Plan.

(5)	Represents housing allowance of $201,406, and $4,529 of fair market value of the company matching contributions of Common Stock to Mr. McGlynn’s account in our 401(k) Plan.

(6)	Represents housing allowance and relocation expense of $185,629, $50,000 as relocation bonus and $6,000 of fair market value of the company matching contributions of Common Stock to Mr. McGlynn’s account in our 401(k) Plan.

(7)	Represents $8,000, $3,794, and $6,000, the fair market value of the company matching contributions of Common Stock to Dr. Tsukamoto’s account in our 401(k) Plan for the years 2004, 2003 and 2002 respectively, plus $1,180 paid by the company for term life insurance for Dr. Tsukamoto in each such year.

(8)	Ms. Lum became CFO and VP, Finance, effective November 8, 2004.

(9)	Represents the fair market value of the company matching contributions of Common Stock to Ms. Lum’s account in our 401(k) Plan for the year 2004.
      The following table provides information on option grants in 2004 to the named executive officers.

	Individual Grants				Potential Realizable Value At

	Number of	Percent of Total			Assumed Annual Rates of
	Securities	Options			Stock Price Appreciation for
	Underlying	Granted to	Exercise of		Option Term(3)
	Options	Employees in	Base Price	Expiration
Name	Granted	Fiscal Year(1)	($/Share) (2)	Date	0% ($)	5% ($)	10% ($)

Martin McGlynn	350,000	20%	$1.53	9/2/14	—	336,773	853,449
Ann Tsukamoto, Ph.D.	225,000	13%	$1.53	9/3/14	—	216,497	548,646
Judi Lum	425,000	24%	$3.39	11/8/14	—	906,080	2,296,184

(1)	The company granted options covering 1,751,000 shares of Common Stock to employees in the fiscal year ended December 31, 2004.

(2)	The exercise price may be paid by delivery of already-owned shares and tax withholding obligations related to exercise may be paid by offset of the underlying shares, subject to certain conditions.

(3)	As required by the Commission’s rules on executive compensation disclosure, the company has presented option values based on arbitrary growth rates, and this disclosure is not intended to forecast future appreciation, if any, in our stock price.
EMPLOYMENT AND SEVERANCE AGREEMENTS
      Martin McGlynn joined the company as President and Chief Executive Officer on January 15, 2001. Under the terms of an agreement between Mr. McGlynn and us, Mr. McGlynn is entitled to an annual base salary of $275,000 per year, reviewable annually by the Board of Directors, and a bonus, in the Board’s sole discretion, of up to 25% of his base salary. In December 2003, the Board set Mr. McGlynn’s target bonus at 35% effective January 1, 2004. Mr. McGlynn was granted an option to purchase 400,000 shares of our Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of his employment, one fourth to vest on the first anniversary of his employment and the remaining three-fourths to vest in equal monthly installments during his second through fourth years of employment. The agreement provides that the Board may, in its sole discretion, grant Mr. McGlynn a bonus option to purchase up to an additional 25,000 shares. The vesting under the option is subject to acceleration in the event of certain changes of control. We also agreed to pay Mr. McGlynn a $50,000 relocation bonus and to reimburse him for relocation expenses, and have done so. The agreement with Mr. McGlynn provides that if his employment is terminated by us without cause or by Mr. McGlynn for good reason, he will be entitled to severance payments equal to one year’s base salary and he will receive healthcare benefits under our plans for one year after termination. If Mr. McGlynn’s employment is terminated as a result of his disability, he will receive up to six months’ base salary. By virtue of an amendment to the agreement made in April, 2004, if a change in control or similar event occurs and is followed by a material change in his duties, or if we terminate his employment without cause within twelve months following such an event, he will be entitled to severance payments equal to a proportional part of his target bonus plus two times his base salary and the reasonably projected cost of continuing his healthcare benefits for two years plus a cash “gross up” to reflect the reasonably projected tax consequences of the healthcare-related payment. If we terminate Mr. McGlynn’s employment for cause or if he resigns, he will not be entitled to any severance or other benefits.
      Dr. Ann Tsukamoto, Ph.D., joined the company in November 1997 as Senior Director, Scientific Operations, was appointed Vice President, Scientific Operations in June 1998, and Vice President, Research and Development in February 2002. Under her employment agreement, the company provides Dr. Tsukamoto with $750,000 of term life insurance during her employment. Dr. Tsukamoto’s base salary is no longer controlled by a formal agreement. In December 2003, the Board set Dr. Tsukamoto’s target bonus at 25% effective January 1, 2004. Any bonus is in the Board’s sole discretion. Our agreement with Dr. Tsukamoto, as amended in July 2000, provides that if her employment is terminated by us without cause at any time, she will be entitled to severance payments of current salary and benefits continuation under COBRA for a period of twelve months after the effective date of termination and to accelerated vesting of time-based options granted under our 1992 Equity Incentive Plan. If we terminate Dr. Tsukamoto’s employment for cause or if she resigns, she will not be entitled to any severance or other benefits.
      Judi Lum joined the company in November 2004 as Chief Financial Officer and Vice President, Finance. Ms. Lum’s base salary is $215,000 under the terms of her agreement with the company, with a target cash bonus of 20% of base salary. Any bonus is in the Board’s sole discretion. Ms. Lum was also granted options to acquire 425,000 shares of our common stock under her agreement, which will vest, subject to her continued employment with us, over 48 months (1/4 on the first anniversary of her employment and the remainder at the rate of 1/48 per month during the next 36 months). By virtue of action taken by the Compensation Committee of the Board of Directors on February 14, 2005, if Ms. Lum’s employment is terminated by us without cause at any time, she will be entitled to severance payments of current salary and benefits continuation under COBRA for a period of six months after the effective date of termination. If we terminate Ms. Lum’s employment for cause or if she resigns, she will not be entitled to any severance or other benefits.

REPORT OF THE AUDIT COMMITTEE
      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities related to the company’s internal controls, financial reporting, and audit functions. The Committee selects a firm of independent auditor to audit the financial statements of the company, oversees the independent auditor’s qualifications and independence as well as its performance, and resolves disagreements, if any, between management and the auditor regarding financial reporting. The Committee assists the Board in overseeing the preparation of the company’s financial statements, the company’s compliance with legal and regulatory requirements, and the performance of the company’s internal audit function. The Audit Committee annually meets with personnel of the company and the independent auditor to review the scope and the results of the annual audit, the amount of audit fees, the company’s internal accounting controls, the company’s financial statements contained in the company’s Annual Report to Stockholders and other related matters. In 2004, the Audit Committee also authorized the engagement and exercised oversight over the work of a consulting firm to assist the company in meeting its obligations as an accelerated filer under Section 404 or the Sarbanes-Oxley Act.
      The Audit Committee has reviewed and discussed with management the financial statements for fiscal year 2004 audited by Grant Thornton LLP, the company’s independent auditors, as well as management’s report on internal control over financial reporting, using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control — Integrated Framework. The Audit Committee has discussed with Grant Thornton LLP various matters related to the financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). The Audit Committee has also discussed with Grant Thornton LLP its report on internal control over financial reporting and its report on management’s assessment of internal control over financial reporting, has received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with Grant Thornton LLP its independence.
      Based upon such review and discussions the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2004 for filing with the Securities and Exchange Commission.
AUDIT COMMITTEE
Eric Bjerkholt, Chairman
Ricardo B. Levy, Ph.D.
John J. Schwartz, Ph.D.
      Notwithstanding anything to the contrary set forth in any of the company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 12 shall not be incorporated by reference into any such filings.
REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
      The company continues to use its best efforts to apply a consistent philosophy of compensation for all employees, including executive officers. This philosophy is based on the premise that the achievements of the company result from the coordinated efforts of all individuals working toward common objectives within each of the then existing projects of the company’s respective business units. The company strives to achieve those objectives through teamwork focused on meeting or exceeding strategic, scientific and business goals and the expectations of the company’s shareholders.

Compensation Philosophy for Executive Officers

•	We compensate our Executive Officers through a combination of base salary combined with periodic awards of cash bonuses and stock options. Our Executive Officers also participate in the company’s benefits programs, which are made available to all employees of the company.

•	We are committed to a compensation program that helps attract and retain the best people in the industry. To ensure that our compensation is competitive, we regularly compare our compensation levels with those companies we consider comparable and set our compensation parameters based on this review. We use the industry standard data from the Radford Biotechnology Compensation Surveys and, from time to time, the advice of consultants in evaluating our practice in the areas of base pay, incentive pay, equity participation, and benefits.

•	We reward our Executive Officers for performance.

•	Executive Officers are rewarded based upon both individual contribution and the performance of the company as a whole. Corporate performance is evaluated by reviewing the extent to which scientific, financial, business and strategic goals are met. Individual performance is evaluated by reviewing the individual’s role in the achievement of corporate goals, ability to deal with unforeseeable problems and seize unforeseeable opportunities, and the degree to which teamwork and company values are fostered by the individual’s actions.
      In early stage biopharmaceutical companies, performance is best judged by success in achievement of scientific and technical milestones, product development progress (including progress toward and through clinical trials), strategic human resources development, capitalization and financing goals, and commercialization goals.
      We believe that all employees, including Executive Officers, should understand and constructively participate in the performance evaluation process, which operates as follows:

1. At the beginning of the performance cycle, the Chief Executive Officer in conference with the company’s scientific leadership and other members of management proposes a set of key objectives and goals for the year. These goals and objectives are reviewed and approved by the Board of Directors. Progress toward the accomplishment of these goals is reviewed by the Board of Directors from time to time and adjustments may be made to the goals pursuant to such review. The Board also establishes a bonus pool of cash and/or equity (stock options) for achievement of the goals. The company’s budget and its conduct of affairs are, to a significant extent, driven by these goals, as are the individual goals of each employee.

2. At the end of the performance cycle, the Compensation and Stock Option Committee determines whether and to what extent the goals have been achieved and determines whether cash and/or equity bonuses are warranted. To the extent that bonuses are approved, all employees participate in accordance with established guidelines.

3. Managers evaluate the performance of employees reporting to them, and performance is discussed with the Chief Executive Officer. The evaluation of the Chief Executive Officer is normally performed by the Compensation and Stock Option Committee and reported to the Board, but may occasionally be performed by the full Board in the first instance.

4. The performance of other Executive Officers is discussed with the Compensation and Stock Option Committee, which reviews recommendations for compensation made (subject to their review or to review by the full Board) by the Chief Executive Officer.
Compensation Vehicles
      The company uses a simple total compensation program consisting of cash and equity-based compensation. Having a compensation program that allows the company to successfully attract and retain executive officers permits it to enhance shareholder value, motivate technological innovation and foster teamwork. The vehicles used are:

Cash-Based Compensation
      Salary — The company sets base salaries for executive officers by reviewing the base salary for individuals in competitive positions in the market and adjusting annually with increases that reflect individual performance.
      Annual Cash Bonus — Executive officers and the Chief Executive Officer, as well as all other employees, are eligible to receive an annual cash bonus upon the attainment of predetermined corporate objectives approved by the Compensation and Stock Option Committee at the beginning of the year, with progress against them reviewed at year-end to determine the appropriate bonus payment. At full achievement of objectives, the Chief Executive Officer would be targeted to receive a bonus of 35% of his annual base salary; the Vice President, Research and Development would be targeted to receive a bonus of 25% of her annual base salary, and the Chief Financial Officer would be targeted to receive a bonus of 20% of her annual base salary. The amount actually paid in any one year may be more or less than the targeted bonus based on over or under achievement of objectives and the Board and Compensation and Stock Option Committee’s discretion.
Compensation of Chief Executive Officer
      For fiscal year 2004, Mr. McGlynn earned $310,000 in base salary and a bonus of $113,101 that was paid after the end of the fiscal year. His base salary was set after considering his achievements in 2003, his experience, and the salaries of the chief executive officers of comparable companies. The bonus awarded Mr. McGlynn reflects the Compensation Committee’s assessment of the company’s success in attaining other objectives and Mr. McGlynn’s contribution to that success, including his leadership role in formulating and executing the Company’s business strategy. The Committee took particular note of Mr. McGlynn’s achievement in regard to the raising of capital, which resulted in an increase of over 200% in the company’s cash position at the end of 2004 compared to 2003.

Equity-Based Compensation
      Stock Option Program — The purpose of our stock option program is to provide additional incentives to all employees including executive officers, to maximize shareholder value. We believe strongly in the use of stock options because they align employee interests directly with shareholder value. The option program also utilizes vesting periods to encourage executive officers to remain with the company and to encourage long-term increases in company stock value. We grant stock options to all employees upon hiring and have targets for annual option grants to current employees as an incentive vehicle to encourage employee equity participation in our future.
      Although provided for under our incentive plans, we do not currently use stock appreciation rights as a compensation vehicle.
Compensation of Executive Officers
      The executive officers of the company for 2004 were Martin McGlynn, who served as the company’s President and CEO, Ann Tsukamoto, who served as Vice President, Research and Development, and Judi Lum, who has served, since November 2004, as Chief Financial Officer and Vice President, Finance. Their compensation is described under “Employment and Severance Agreements” above.
COMPENSATION AND STOCK OPTION COMMITTEE
John J. Schwartz, Ph.D., Chairman
Eric Bjerkholt

PERFORMANCE GRAPH
      Note: The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.
      The graph below compares the cumulative total returns on the company’s Common Stock with the cumulative total returns of the Amex Biotechnology Stock Index and the S&P 500 Index for the period from the company’s initial public offering until December 31, 2004. (1)
Comparison of Cumulative Total Returns on Common Stock of StemCells, Inc.,
the Amex Biotechnology Stock Index and S&P 500 Index
for the Period From the company’s Initial Public Offering Until December 31, 2004

	MAR	DEC	DEC	DEC	DEC	DEC	DEC	DEC	DEC	DEC	DEC	Dec	Dec	Dec
	’92	’92	’93	’94	’95	’96	’97	’98	’99	’00	’01	’02	’03	’04

COMPANY	100	79.49	125.64	46.15	175.64	92.31	41.03	15.07	15.07	28.58	39.89	12.46	22.63	48.34
S&P 500 INDEX	100	110.41	121.53	119.88	160.48	192.99	252.84	263.53	314.99	323.71	281.49	215.72	272.62	297.14
AMEX BIOTECH STOCK INDEX	100	94.41	64.07	45.41	74.88	80	89.88	159.9	338.09	343.1	314.03	182.94	265.09	294.38

(1)	Based on the closing price of the company’s Common Stock on the first day of trading on the NASDAQ National Market System. Cumulative total returns assume reinvestment of all dividends and a hypothetical investment of $100 on March 26, 1992.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
YEAR-END OPTION VALUES
      The following table provides information about option exercises in 2004 by the named executive officers and the value of such officers’ unexercised options at December 31, 2004.

			Number of Securities
			Underlying Unexercised	Value of Unexercised
	Shares		Options at Fiscal Year	In-the- Money Options
	Acquired on		End(1) (#)	at Fiscal Year End ($)
Name	Exercise (#)	Value Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable(2)

Martin McGlynn	0	—	623,957/551,043	$1,171,928/$1,549,797
Ann Tsukamoto, Ph.D.	0	—	179,500/258,750	$400,429/$717,113
Judi Lum	0	—	0/425,000	$0/$357,000

(1)	December 31, 2004.

(2)	The closing price of the company’s Common Stock on December 31, 2004 (the last trading day of 2004) on the NASDAQ National Market System was $4.23. The numbers shown reflect the value of options accumulated over all years of employment.
PROPOSAL NUMBER 1
ELECTION OF DIRECTORS
      The number of directors is currently fixed at six. Our Restated Certificate of Incorporation and Amended and Restated By-laws provide for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. Unless otherwise instructed, the enclosed proxy will be voted to elect the nominees named below, who are now Class II directors, as Class II directors for a term of three years expiring at the 2008 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named below. It is expected that the nominees will be able to serve, but if any are unable to serve, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors. The nominees for election as Class II directors and the incumbent Class I and III directors are as follows:
NOMINEES FOR ELECTION AS CLASS II DIRECTORS — TERMS EXPIRE 2005

Name	Principal Occupation	Age	Position

Irving Weissman, M.D.	Professor, Stanford University	65	Director
Ricardo B. Levy, Ph.D.	Chairman of the Board, Catalytica Energy Systems, Inc.	60	Director
      Irving L. Weissman, M.D. was elected to the Board of Directors of the company in September 1997. Dr. Weissman is the Karel and Avice Beekhuis Professor of Cancer Biology, Professor of Pathology and Professor of Developmental Biology at Stanford University and is the Director of the new Stanford Institute for Cancer/ Stem Cell Biology and Medicine, and Director of the Stanford Comprehensive Cancer Center. Dr. Weissman is a cofounder and was a member of the Scientific Advisory Board of SyStemix, Inc, and is Director, founder, and chair of the Scientific Advisory Board of Cellerant, Inc. He has also served on the Scientific Advisory Boards of Amgen Inc., Cellerant, DNAX and T-Cell Sciences, Inc., all of which are biotechnology companies. Dr. Weissman is a member of the National Academy of Sciences and also serves as Chairman of the Scientific Advisory Board of the company.
      Ricardo B. Levy, Ph.D., is Chairman of the Board of Catalytica Energy Systems, Inc., and has been a member of its Board of Directors since June 1995, when the company was formed as a subsidiary of Catalytica, Inc. He also served as director of Catalytica Pharmaceuticals Inc. from 1995 to 2000. Dr. Levy was a founder of Catalytica, Inc. in 1974, serving as Chief Operating Officer from 1974 until 1991 and President and Chief Executive Officer until December 2000, when Catalytica, Inc. and Catalytica Pharmaceuticals Inc.

were sold to DSM N.V. Before founding Catalytica, Inc., Dr. Levy was a founding member of Exxon’s chemical physics research team, and prior to that served as Chief Executive Officer of Sudamericana C.A. in Quito, Ecuador. He currently also serves on the Board of Directors of Accelrys Inc. (formerly Pharmacopeia, Inc.) and NovoDynamics, Inc. Dr. Levy holds an M.S. from Princeton University, a Ph.D. in chemical engineering from Stanford University and is an alumnus of Harvard University’s Executive Management Program.
      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES DESCRIBED ABOVE
INCUMBENT CLASS I DIRECTORS — TERMS EXPIRE 2007

Name	Principal Occupation	Age	Position

John J. Schwartz, Ph.D.	President, Quantum Strategies Management Company.	70	Director, Chairman of the Board
Eric H. Bjerkholt	Senior Vice President and CFO, Sunesis Pharmaceuticals, Inc.	45	Director
      John J. Schwartz, Ph.D., was elected to the Board of Directors of the company in December 1998 and was elected Chairman of the Board at the same time. He is the former President and Chief Executive Officer of SyStemix, Inc. Dr. Schwartz is currently President of Quantum Strategies Management Company, a registered investment advisor located in Palo Alto, California. Prior to his positions at SyStemix, he served as Assistant Professor, Vice President and General Counsel at Stanford University in California. Dr. Schwartz was graduated from Harvard Law School in 1958 and received his Ph.D. degree in physics from the University of Rochester in 1965.
      Eric H. Bjerkholt was elected to the Board of Directors of the company on March 1, 2004. He is Senior Vice President and CFO of Sunesis Pharmaceuticals, Inc., a small molecule biopharmaceutical company in South San Francisco, CA. Before joining Sunesis, Mr. Bjerkholt served as Senior Vice President and CFO of IntraBiotics Pharmaceuticals, Inc. Previously, Mr. Bjerkholt co-founded LifeSpring Nutrition, Inc., a privately held nutraceutical company, and served as its CFO, and later as its President and CEO. From 1990 to 1997, Mr. Bjerkholt was an investment banker at J.P. Morgan & Co., Inc. Mr. Bjerkholt holds an M.B.A. from Harvard Business School and a Cand. Oecon degree in economics and econometrics from the University of Oslo, Norway. He is a member of the Board of Directors of Round Table Pizza, Inc. Mr. Bjerkholt is a Norwegian and French citizen and a U.S. permanent resident.
INCUMBENT CLASS III DIRECTORS — TERM EXPIRES 2006

Name	Principal Occupation	Age	Position

Martin McGlynn	President and Chief Executive Officer, StemCells, Inc.	59	Director, Executive Officer
Roger Perlmutter, M.D., Ph.D.	Executive Vice President, Research and Development, Amgen, Inc.	52	Director
      Martin M. McGlynn joined the company on January 15, 2001, when he was appointed President and Chief Executive Officer of the company and of its wholly-owned subsidiary, StemCells California, Inc. He was elected to the Board of Directors on February 6, 2001. Mr. McGlynn began his career with Becton Dickinson, Ireland Ltd., and spent 8 years in manufacturing operations. He joined Abbott Labs in 1977 where he held positions as General Manager, Abbott Ireland Ltd., President and General Manager of Abbott Canada Ltd. and Vice President of Abbott International Ltd. In 1990, he joined the BOC Group as President of Anaquest, Inc., a company focused on anesthesia and acute care pharmaceuticals. From 1994 until he joined the company, Mr. McGlynn was President and Chief Executive Officer of Pharmadigm, Inc., a privately held company in Salt Lake City, Utah, engaged in research and development in the fields of inflammation and genetic immunization. Mr. McGlynn is a native of Dublin, Ireland. He received a Bachelor of Commerce degree from University College, Dublin, Ireland in 1968, a diploma in industrial engineering from the Irish Institute of Industrial Engineering in 1970, and a diploma in production planning from the University of Birmingham, England in 1971. He is a former member of the Board of Directors of the Confederation of Irish Industries and the Pharmaceutical Manufacturers Association of Canada.
      Roger M. Perlmutter, M.D., Ph.D., was elected to the Board of Directors in December 2000. Dr. Perlmutter is Executive Vice President, Research and Development, of Amgen, Inc., a position he has held since January 2001. Prior to joining Amgen, he was Executive Vice President, Worldwide Basic Research and Preclinical Development, Merck Research Laboratories, a division of Merck & Co., Inc., a position he had held since August 1999. He joined Merck in February 1997 as Senior Vice President, Merck Research Laboratories, from February 1997 to December 1998 and as Executive Vice President from February 1999 to January 2001. Prior to joining Merck, Dr. Perlmutter was a professor in the Departments of Immunology, Biochemistry and Medicine at the University of Washington from January 1991 to January 1997 and served as chairman of the Department of Immunology at the University of Washington from May 1989 to January 1997. He also was an Investigator at the Howard Hughes Medical Institute from October 1991 to January 1997. Dr Perlmutter was a member of the board of directors of The Irvington Institute for Immunological Research from 1997 to 2001 and of the Institute for Systems Biology since 1999. He is licensed to practice medicine in the State of California and the State of Washington. He was graduated from Reed College in 1973 and received his M.D. and Ph.D. degrees from Washington University, St. Louis, Missouri in 1979.
PROPOSAL NUMBER 2
Ratification of Selection of Independent Public Accountants
      The company is asking the stockholders to ratify the selection of Grant Thornton LLP as the company’s independent public accountants for the fiscal year ending December 31, 2005. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of Grant Thornton LLP.
      In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Audit Committee of the Board at its discretion could decide to terminate the engagement of Grant Thornton LLP and engage another firm at any time if the Committee determines that such a change would be necessary or desirable in the best interests of the company and its stockholders.
      A representative of Grant Thornton LLP is expected to attend the Annual Meeting and is not expected to make a statement, but will be available to respond to appropriate questions and may make a statement if such representative desires to do so.
      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.
OTHER INFORMATION
Accounting Matters
      The Board of Directors, upon the recommendation of the Audit Committee, has selected the independent accounting firm of Grant Thornton LLP to audit the accounts of the company for the year ending December 31, 2005, subject to the approval of our shareholders.
      The Audit Committee considered the tax compliance services provided by Grant Thornton LLP, concluded that provision of such services is compatible with maintaining the independence of the independent accountants, and approved the provision by Grant Thornton LLP of tax compliance services with respect to the year ending December 31, 2004.
      The Audit Committee has adopted policies and procedures for pre-approving all services (audit and non-audit) performed by our independent auditors. In accordance with such policies and procedures, the Audit Committee is required to pre-approve all audit and non-audit services to be performed by the independent auditors in order to assure that the provision of such services is in accordance with the rules and regulations of the SEC and does not impair the auditors’ independence. Under the policy, pre-approval is generally provided up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may pre-approve additional services on a case-by-case basis. During 2004, all services performed by our independent auditors were pre-approved.
      The Audit Committee received the following information concerning the fees of the independent accountants for the years ended December 31, 2003 and 2004, has considered whether the provision of these services is compatible with independence of the independent accountants, and concluded that it is:

	Year Ended	Year Ended
	12/31/03	12/31/04

Audit Fees (including review of 10-Qs and proxy filings)	$125,000	$129,000
Audit-Related Fees (Fees for auditing management’s assessment of internal controls)	—	220,000
Tax Fees	10,000	11,000
All Other Fees (i.e., review of other SEC filings)	—	41,000

Total Fees	$135,000	$401,000
      A representative of Grant Thornton LLP who audited the accounts of the company for the year ended December 31, 2004 is expected to be present at the Annual Meeting of Stockholders and will be afforded the opportunity to make a statement if he or she desires to do so and is expected to be available to reply to appropriate stockholder inquiries.
Stockholder Proposals
      Stockholders who wish to present proposals for inclusion in the Company’s proxy materials for the 2006 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible, the stockholder proposals must be received by the Secretary of the Company on or before December 6, 2005.
      Stockholders who wish to make a proposal at the 2006 annual meeting, other than one that will be included in our proxy materials, must notify us no later than February 19, 2006. If a stockholder who wishes to present a proposal fails to notify us by February 19, 2006, the proxies that management solicits for the meeting will confer discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting.
Stockholder Nominations of Directors
      The Corporate Governance Committee will consider and evaluate up to two candidates recommended by stockholders or groups of stockholders that, individually or as a group, have beneficially owned at least 5% of the company’s common stock for at least one year prior to the date the Nominating Stockholder submits a candidate (a “Nominating Stockholder”) for nomination for election as a director at any annual meeting of stockholders in accordance with Board policy. The submission must be in writing and delivered to StemCells, Inc., Attn: Secretary, Board of Directors, 3155 Porter Drive, Palo Alto, California 94304, no later than December 16, 2005 for nominees to be considered for nomination at the 2006 Annual Meeting. Submissions must include the name, address and number of shares of common stock beneficially owned by the Nominating Stockholder, a representation the Nominating Stockholder meets the requirements described above and will continue to meet them through the date of the annual meeting, a description of all arrangements or understandings between or among the Nominating Stockholder (or any participant in a Nominating Stockholder group) and the candidate or any other person or entity regarding the candidate, all information regarding the candidate that the company would be required to disclose in a proxy statement under SEC rules, including whether the candidate is independent or if not, a description of the reasons why not, and representations by the candidate regarding his or her performance of the duties of a director. Full details may be obtained from the Secretary of the Board of Directors at the address above. The Committee will consider and evaluate candidates recommended by stockholders on the same basis as candidates recommended by other sources.
      In addition, the company’s by-laws provide that a stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors by giving timely notice thereof in proper written form to the Secretary accompanied by a petition signed by at least 100 record holders of capital stock of the corporation which shows the class and number of shares held by each person and which represent in the aggregate 1% of the outstanding shares entitled to vote in the election of directors. To be timely, notice by the stockholder must be received at the principal executive offices not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of such date was made. The requesting stockholder is required to provide information with respect to the nominee(s) for director similar to that described above, as more fully set forth in the company’s by-laws.
Form 10-K
      The company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (without exhibits), as filed with the Securities and Exchange Commission, is available without charge upon request by writing to StemCells, Inc. at 3155 Porter Drive, Palo Alto, CA 94304, Attention: Investor Relations.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires the company’s officers and directors, and persons who own more than ten percent of a registered class of the company’s Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (“SEC”). Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish to the company copies of all Forms 3, 4 and 5 they file.
“Householding” of Proxy Materials
      The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to StemCells, Inc., 3155 Porter Drive, Palo Alto, CA 94304, Attention: Investor Relations.

Other Business
      The Board of Directors knows of no business that will come before the meeting for action except as described in the accompanying Notice of Meeting. However, as to any such business, the persons designated as proxies will have authority to act in their discretion.

By Order of the Board of Directors

Iris Brest
Secretary
March 25, 2005

DETACH HERE	ZSCS52

PROXY

STEMCELLS, INC.

ANNUAL MEETING OF STOCKHOLDERS, MAY 10, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder, by completing this card, hereby appoints Martin McGlynn and Iris Brest, or either of them with power of substitution to each, proxies of the undersigned to vote at the Annual Meeting of Stockholders of StemCells, Inc. to be held on May 10, 2005 at 3155 Porter Drive, Palo Alto, California at 2:00 p.m., local time, or at any adjournments thereof, all of the shares of Common Stock, par value $.01 per share, of StemCells, Inc. that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matter as specified by the undersigned, and to vote in such manner as they may determine on any other matter that may properly come before the meeting.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

STEMCELLS, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZSCS51

☒	Please mark votes as in this example.

#SCS

This proxy when properly executed will be voted in the manner specified by the undersigned stockholder(s). If no contrary direction is made, this proxy will be voted FOR the election of the nominees for director named below and FOR proposal 2, and in the discretion of the named proxies as to any other matter that may come before the meeting.

THE BOARD OF DIRECTORS OF STEMCELLS, INC. RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND A VOTE FOR PROPOSAL 2.

1.	To elect the following nominees as Class II directors:

Nominees:	(01) Irving Weissman, M.D. (02) Ricardo Levy, Ph.D.

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.)

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of Grant Thornton LLP as independent public accountants of the company for the fiscal year ending December 31, 2005.	☐	☐	☐

3.	By my signature below, I confer to the named proxies discretionary authority to vote upon such other business as may properly come before the meeting or any continuations and adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Note: Please sign exactly as name appears on this card. All joint owners should sign. When signing as an executor, administrator, attorney, or guardian or as a custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer’s title. If a partner, sign in partnership name.

Signature:	Date:	Signature:	Date: